  Filed pursuant to Rule 424(b)(5)
 Registration No. 333-258369
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 6, 2021)
Up to $58,000,000
American Depositary Shares representing Ordinary Shares
We have entered into a sale agreement, or Sales Agreement, with Cowen and Company, LLC, or TD Cowen, relating to the sale of American Depositary Shares, or ADSs, each ADS representing one ordinary share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to $58.0 million from time to time through TD Cowen, acting as sales agent.
Our ordinary shares will be sold in the form of ordinary shares represented by American Depositary Shares, or ADSs. Each ADS represents one ordinary share. Our ADSs are listed on the Nasdaq Global Market under the symbol “IVA”. On September 27, 2023, the last reported sale price of our ADSs was $4.16 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “IVA.” On September 27, 2023, the closing price of our ordinary shares on Euronext Paris was €4.02 per ordinary share.
Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. TD Cowen is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and TD Cowen. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
TD Cowen will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for additional information regarding the compensation to be paid to TD Cowen. In connection with the sale of the ADSs on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD Cowen will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Under the authority granted by our shareholders, the ADSs may only be purchased initially by (i) persons, legal entities (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or (ii) French or foreign companies, institutions or entities, regardless of their form, carrying out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
TD Cowen
The date of this prospectus supplement is September 28, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ADSs representing our ordinary shares having an aggregate offering price of up to $58.0 million under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include important information about us, the securities being offered and other information you should know before investing in our securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained or incorporated by reference in the accompanying prospectus or any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated, all references in this prospectus supplement to “Inventiva,” “the company,” “our company,” “we,” “us” and “our” refer to Inventiva S.A. and its consolidated subsidiary.

S-ii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
We present our consolidated financial statements in euros and in accordance with IFRS. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.
Unless otherwise specified, all monetary amounts are in euros. All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.
We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and Item 3D. “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for more information about important risks that you should consider before making a decision to invest in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company focused on the development of oral small molecule therapies for the treatment of non-alcoholic steatohepatitis, or NASH and other diseases with significant unmet medical need. We have built a pipeline backed by a discovery engine with an extensive library of proprietary molecules, a wholly-owned research and development facility and a team with significant expertise and experience in the development of compounds that target nuclear receptors, transcription factors and epigenetic modulation. Leveraging these assets and expertise, we are advancing lanifibranor for the treatment of NASH, as well as a pipeline of earlier stage programs in oncology and other diseases with significant unmet medical need.
Lanifibranor for the Treatment of NASH.   We are developing our lead product candidate, lanifibranor, for the treatment of patients with non-alcoholic steatohepatitis, or NASH, a progressive, chronic liver disease for which there are currently no approved therapies. NASH is believed to affect 12% of the United States adult population and is a leading cause of cirrhosis, liver transplantation and liver cancer. Compared to the general population, patients with NASH have a ten-fold greater risk of liver-related mortality. NASH is characterized by a metabolic process known as steatosis, or the excessive accumulation of fat in the liver, inflammation and ballooning of liver cells and progressive liver fibrosis that can ultimately lead to cirrhosis. Lanifibranor is an orally-available small molecule in development for the treatment of NASH that acts to induce anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic changes in the body by activating all three peroxisome proliferator-activated receptor, or PPAR, isoforms. PPARs are well-characterized nuclear receptor proteins that regulate gene expression, and their relevance for the fibrotic, inflammatory, vascular and metabolic processes that characterize NASH is well-established. While there are other PPAR agonists that target only one or two PPAR isoforms, lanifibranor is the only pan-PPAR agonist, meaning that it targets the three isoforms, in clinical development. We believe that this pan-PPAR approach provides for a combination of anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic effects that cannot be obtained with single and dual PPAR agonists. Currently, lanifibranor is our only product candidate in clinical development.
Odiparcil for the Treatment of MPS.   Our second clinical-stage asset is odiparcil, which we were previously developing for the treatment of patients with mucopolysaccharidoses, or MPS, a group of rare genetic disorders characterized by an excessive accumulation of large sugar chains, known as glycosaminoglycans, or GAGs, in cells. As announced in 2020, we have decided to focus our clinical efforts on the development of lanifibranor for the treatment of NASH and as part of this decision, we are reviewing available options for potential further development of odiparcil for the treatment of MPS VI and may seek a third-party partner to help pursue the development and commercialization of odiparcil.
Discovery Engine.   We have a scientific team of approximately 90 people with deep biology, medicinal and computational chemistry, pharmacokinetics, pharmacology and clinical development expertise. We also own a library of approximately 240,000 pharmacologically relevant molecules, 60% of which are proprietary, as well as a wholly-owned research and development facility. Using these assets and this expertise, we have built a discovery engine focused on small molecule compounds that target nuclear receptors, transcription factors and epigenetic modulation. We are leveraging this discovery engine to identify and develop compounds addressing a wide range of indications. Our Hippo signaling pathway program aims to disrupt the interaction between yes-associated protein, or YAP, and transcription enhancer associated domain transcription factors, or TEAD, an interaction that plays a key role in oncogenic and fibrotic processes. In xenograft and orthotopic models of malignant pleural mesothelioma, or MPM, we observed that YAP-TEAD inhibition was associated with reduced tumor growth and we are in the process of selecting development candidate for our Hippo program, which we anticipate entering pre-clinical development in 2024.
We are also advancing a pre-clinical program for the treatment of idiopathic pulmonary fibrosis and have validated a new target within the transforming growth factor beta, or TGF-β, signaling pathway. We aim to find an agonist of NR4A1 that could modulate the TGF-β1 pathway, which is the main driver of the fibrogenesis. Even though the TGF-β1 pathway appears to be central in the development of fibrosis, prior strategies targeting it directly were unsuccessful and even deleterious. We believe NR4A1 has anti-fibrotic properties coming from its ability to regulate the TGF-β1 signaling. We are evaluating the anti-fibrotic properties of agonist compounds that directly bind to NR4A1 and keep it in an active form to inhibit the TGF-β1 signaling.
Our Pipeline
(1)
Licensing agreement giving Chia Tai Tianqing Pharmaceutical Group, Co., LTD. (“CTTQ”), an affiliate of Sino Biopharm, exclusive rights to develop and commercialize in China, Hong-Kong, Macao and Taiwan.

(2)
We suspended all MPS-related research and development activities in 2020, and continue to evaluate our options for potential further development of odiparcil for the treatment of MPS.

(3)
Lead generation means identifying molecules in anticipation of selecting candidates.

Corporate Information
We were founded in 2011 and incorporated as a société anonyme in 2016. We are registered at the Dijon Trade and Companies Register (Registre du commerce et des sociétés) under the number 537 530 255. In January 2021, we incorporated our wholly-owned U.S. subsidiary, Inventiva Inc. in the state of New Jersey. Our ordinary shares are listed on Euronext Paris under the symbol “IVA” and our ADSs are listed on the Nasdaq Global Market under the symbol “IVA.”
Our principal executive offices are located at 50 rue de Dijon, 21121 Daix, France. Our telephone number at our principal executive offices is +33 3 80 44 75 00. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.
The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.inventivapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•
to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2025 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING
Securities offered by us
ADSs representing our ordinary shares, having an aggregate offering price of up to $58.0 million and representing, together with all the other shares which have been admitted to trading on Euronext Paris, on a 12-month rolling basis less than 20% of the total number of the Company’s securities admitted to trading on Euronext Paris.
Plan of distribution
“At the market offering” that may be made from time to time through our sales agent, TD Cowen. See “Plan of Distribution” on page S-27 of this prospectus supplement.
Purchaser restrictions
Under the authority granted by our shareholders, the ADSs may only be purchased initially by (i) persons, legal entities (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or (ii) French or foreign companies, institutions or entities, regardless of their form, carrying out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields. In order to purchase ADSs in the offering, you will be required to execute and provide to TD Cowen an investor letter representing that you satisfy the foregoing investor criteria.
The ADSs
Each ADS represents one ordinary share, nominal value €0.01 per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.
Depositary
The Bank of New York Mellon
Use of proceeds
We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. See “Use of Proceeds” on page S-15 of this prospectus supplement.
Risk factors
Investing in our securities involves significant risks. See “Risk Factors” on page S-6 of this prospectus, and in documents incorporated by reference into this prospectus supplement.
Euronext Paris trading symbol for our ordinary shares
“IVA”
Nasdaq Global Market symbol for our ADSs
“IVA”
All information in this prospectus supplement related to the number of ordinary shares (including ordinary shares represented by ADSs) that will be outstanding after this offering is based on 42,044,796 ordinary shares outstanding as of June 30, 2023, and excludes:
•
9,618,638 ordinary shares issued to investors in August 2023 in a transaction exempt from registration under the Securities Act of 1933, as amended;

•
816,800 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions) outstanding as of June 30, 2023;

•
2,266,023 ordinary shares issuable upon the exercise of warrants issued to the European Investment Bank in November 2022, at a weighted average exercise price of €4.0152 per ordinary share

•
1,079,100 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2023;

•
300,000 ordinary shares issuable upon the vesting of performance units granted to Frédéric Cren, our Chief Executive Officer, subject to Mr. Cren’s eligibility to receive free shares (actions gratuites) and the subsequent determination of the board of directors to allocate to Mr. Cren an equivalent number of free shares (actions gratuites) in substitution for such performance units; and

•
89,771,362 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, as updated by our subsequent filings, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.
The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. After giving effect to the sale of ADSs in the aggregate amount of $58.0 million at an assumed offering price of $4.16 per ADS, the last reported sale price of our ADSs on September 27, 2023 on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2023 would have been $46.7 million, or $0.83 per ADS. You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the securities offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these securities will vary and these variations may be significant. Purchasers of the securities we sell, as well as our existing shareholders, will experience significant dilution if we sell the securities at prices significantly below the price at which they invested.
The ADSs offered hereby will be sold at other than fixed prices, and investors who buy ADSs at different times will likely pay different prices.
Because the sales of ADSs offered hereby will be made at other than fixed prices from time to time, the prices at which we sell these ADSs will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices. We will have discretion, subject to investor demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid
Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.
The actual number of ADSs we will issue under the Sales Agreement at any one time or in total is uncertain.
We have not committed to sell, and TD Cowen has not committed to purchase or underwrite, any specific number of ADSs under the Sales Agreement. The number of ADSs that are sold in this offering will be determined by us throughout the duration of the Sales Agreement based on, among other things, market conditions and the market price of our ADSs and ordinary shares. Accordingly, it is not possible to predict the number of ADSs that will ultimately be issued under the Sales Agreement, if any ADSs are issued thereunder
You may not be able to exercise your right to vote the ordinary shares underlying your ADSs.
Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (1) the notice of the meeting or solicitation of consent or proxy sent by us and (2) a statement as to the manner in which instructions may be given by the holders.
Purchasers of ADSs in the offering may instruct the depositary of their ADSs to vote the ordinary shares underlying their ADSs. Otherwise, purchasers of ADSs in the offering will not be able to exercise voting rights unless they withdraw the ordinary shares underlying the ADSs they hold. However, a holder of ADSs may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for a holder of ADSs’ instructions, the depositary, upon timely notice from us, will notify him or her of the upcoming vote and arrange to deliver our voting materials to him or her. We cannot guarantee to any holder of ADSs that he or she will receive the voting materials in time to ensure that he or she can instruct the depositary to vote his or her ordinary shares or to withdraw his or her ordinary shares so that he or she can vote them. If the depositary does not receive timely voting instructions from a holder of ADSs, it may give a proxy to a person designated by us to vote the ordinary shares underlying his or her ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that a holder of ADSs may not be able to exercise his or her right to vote, and there may be nothing he or she can do if the ordinary shares underlying his or her ADSs are not voted as he or she requested.
Purchasers of ADSs in the offering may not be directly holding our ordinary shares.
A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. French law governs our shareholder rights. The depositary will be the holder of the ordinary shares underlying ADSs held by purchasers of ADSs in the offering. Purchasers of ADSs in the offering will have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs in the offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of the depositary.

The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holdings of purchasers of ADSs in the offering.
According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights for these securities on a pro rata basis unless they waive those rights at an extraordinary meeting of our shareholders (by a two-thirds majority vote) or individually by each shareholder. However, our ADS holders in the United States will not be entitled to exercise or sell such rights unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to purchasers of ADSs in the offering unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. Further, if we offer holders of our ordinary shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.
Purchasers of ADSs in the offering may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs, which may be evidenced by ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to a holder of ADSs’ right to cancel his or her ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, a holder of ADSs may not be able to cancel his or her ADSs and withdraw the underlying ordinary shares when he or she owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See the section of this prospectus titled “Description of American Depositary Shares.”
U.S. holders of ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.
Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, we will be a passive foreign investment company, or PFIC, for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income.
Our PFIC analysis for any taxable year depends on our financial results for all of that year. While we cannot express a definitive view about our PFIC status for 2023, based on our current estimates of the composition of our income and the valuation of our assets for the taxable year ending December 31, 2023, we do not anticipate being classified as a PFIC with respect to the 2023 taxable year. However, no assurances can be provided that we will not be a PFIC for the current year or any future taxable year. Our status as a PFIC is a fact-intensive determination made on an annual basis and we cannot provide any assurances regarding our PFIC status for the past, current or future taxable years. In addition, whether we are a PFIC for any taxable year depends on the composition of our income (including whether we receive certain non-refundable grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC test) and the composition and value of our assets (which, may be determined in large part by reference to our market capitalization, which is likely to continue to fluctuate, and on how quickly we use the cash proceeds from this offering in our business) in each year. Therefore, we cannot provide any assurances regarding our PFIC status for the past, current or future taxable years and our U.S. counsel expresses no opinion regarding our past, current or future PFIC status.
If we are characterized as a PFIC, U.S. holders (as defined below under the section of this prospectus titled “— Material U.S. Federal Income and French Tax Considerations”) of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a “qualified electing fund,” or QEF, election, or a “mark to market” election. If we determine that we are a PFIC for any taxable year, we will use commercially reasonable efforts to, and currently expect to, provide the necessary information for U.S. holders to make a QEF election. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this prospectus titled “— Material U.S. Federal Income and French Tax Considerations — Material U.S. Federal Income Tax Considerations For U.S. Holders — Passive Foreign Investment Company Considerations.”
If a United States person is treated as owning at least 10% of the value or voting power of our ADSs, such United States person may be subject to adverse U.S. federal income tax consequences.
If a U.S. holder (as defined below under “Material U.S. Federal Income and French Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any), which may subject such person to adverse U.S. federal income tax consequences. Because our group includes a U.S. subsidiary (Inventiva Inc.), if we were to form or acquire any non-U.S. subsidiaries in the future, such non-U.S. subsidiaries generally will be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income” and investments in U.S. property by the controlled foreign corporations and its “global intangible low-taxed income,” regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a U.S. corporation. We cannot provide any assurance that we will assist investors in determining whether we or any of our future non-U.S. subsidiaries are treated as controlled foreign corporations or furnish to any United States shareholder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with such reporting obligations may subject a U.S. holder that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our ADSs.
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-operation and Development’s, Base Erosion and Profit Shifting Project (including “BEPS 2.0”), the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance.
Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.
A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.
The foreign investment control regime in France may limit the ability to certain non-French investors to participate in this or any other offering of our securities.
Any investment (i) by (a) an individual of foreign nationality, (b) any individual of French nationality not domiciled in France within the meaning of article 4B of the French General Tax Code (Code Général des Impôts), (c) any entity governed by foreign law, and (d) any entity governed by French law controlled by one or more of the entities referred to in (a) to (c), (ii) which would result in (a) the acquisition of control — within the meaning of article L. 233-3 of the French Commercial Code (Code de Commerce) — of a French company, (b) the acquisition of all or part of a branch of activity of a French company, or (c) for individuals who are not nationals of a Member State of the European Union or of a State party to the agreement on the European Economic Area that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these States, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 25% of the voting rights of a French company and (iii) whose activities concern, even occasionally, the research and development of so-called critical technologies, such as biotechnologies, and considered essential to the protection of public health, is subject to prior authorization by the French Minister of the Economy (Ministère de l’Economie). On July 2, 2020, the Ministry of the Economy and Finance confirmed to us that our activities fell within the scope of this regime. Consequently, all investment projects in our share capital corresponding to the above-mentioned criteria will have to be authorized by the Minister of the Economy prior to their final realization, by referral of the investor concerned.
In addition, French Decree (Décret) No. 2020-892 of July 22, 2020 as amended by French Decree No. 2020-1729 of December 28, 2020, French Decree No. 2021-1758 of December 22, 2021 and French Decree No. 2022-1622 of December 23, 2022 (i) lowers the scope of application of the foreign investment regime until December 31, 2023 to the crossing of the threshold of 10% of the voting rights of French companies whose shares are admitted to trading on a regulated market and (ii) subjects this new threshold to a fast track review procedure (filing of a simplified form, delay for the Minister to respond limited to 10 days, transaction deemed authorized in the absence of a response at the end of the delay).
If an investment in our securities requiring the prior authorization of the Minister of the Economy is made without such authorization having been granted, the Minister of the Economy may cancel the transaction or order (possibly under financial penalty) the investor concerned (i) to submit an application for authorization, (ii) to have the previous situation restored at its own expense or (iii) to modify the investment. In addition, the Minister may impose undertakings and conditions on the investor (including regular reporting commitments). The investor concerned could also be declared criminally liable and be sanctioned, in particular, by five years of imprisonment, by exclusion from any public contract or by a fine which may not exceed the highest of the following three amounts: (i) twice the amount of the investment concerned, (ii) 10% of our annual pre-tax revenues and (iii) €5 million (for a company) or €1 million (for an individual). The application of these regulations is likely to constitute a potential barrier to investments made by investors located outside the European Economic Area and could therefore limit our access to sources of financing.
Our bylaws and French corporate law contain provisions that may delay or discourage a takeover attempt.
Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of our bylaws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:
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under French law, the owner of 90% of the share capital and voting rights of a public company with registered seat in France and whose shares are listed on a regulated market in a Member State of the European Union or in a state party to the European Economic Area Agreement, including France, has the right to force out minority shareholders following a tender offer made to all shareholders;

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under French law, a non-French resident must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15 million that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold;

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under French law, certain investments in a French company relating to certain strategic industries that are considered essential for the protection of public health, such as biotechnologies, by individuals or entities are subject to prior authorization of the Ministry of Economy pursuant to Law n°2019-486 (and as from April 1, 2020 pursuant to the decree n°2019-1590);

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a merger (i.e., in a French law context, a stock for stock exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

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a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

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under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

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our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

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our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

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our Chief Executive Officer and Deputy Chief Executive Officer have double voting rights with respect to ordinary shares held by them, and their interests may not be aligned with those of our shareholders more generally with respect to a takeover attempt;

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our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, for the remaining duration of such director’s term of office and subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;
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our board of directors can be convened by our chairman, or in the event of his temporary inability, death or incapacity, at the request of at least one-third of the directors. If the board of directors has not met for more than two months, at least one third of the directors may ask the chairman, who is bound by this request, to convene a meeting of the board of directors on a specific agenda. The Chief Executive Officer may also ask the chairman to convene a meeting of the board of directors on a specific agenda;

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our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

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our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

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approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

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advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

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our bylaws can be amended in accordance with applicable laws;

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the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the documents referenced in the section of this annual report titled “Item 10. Additional Information-Memorandum and Articles of Association;”

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transfers of shares shall comply with applicable insider trading laws and regulations and, in particular, with the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, or Market Abuse Regulation; and

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pursuant to French law, our bylaws, including the sections relating to the number of directors and election and removal of a director from office, may only be modified by a resolution adopted by at least a two-third majority of the votes cast by our shareholders present, represented by a proxy or voting by mail at the meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “will,” “would,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our plans to develop and commercialize our product candidates;

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the timing of initiation of our planned clinical trials;

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the timing of the availability of data from our clinical trials;

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the timing of any planned investigational new drug application or new drug application;

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our plans to research, develop and commercialize our current and future product candidates;

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our ability to successfully cooperate with existing partners or enter into new partnerships, and to fulfill our obligations under any such partnership agreements;

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our ability to potentially enter into a partnership with a third party for the development and commercialization of odiparcil;

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the clinical utility, potential benefits and market acceptance of our product candidates;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to identify additional products or product candidates with significant commercial potential;

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our expectations related to the sufficiency of our capital resources;

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developments and projections relating to our competitors and our industry;

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the impact of government laws and regulations;

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the effects of the COVID-19 pandemic on our business and, operations and clinical development timelines and plans;

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our intellectual property position;

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our estimates regarding future revenue, expenses, capital requirements and need for additional financing;

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unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks;

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our expected use of proceeds from this offering; and

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other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise
You should read this prospectus supplement, the accompanying prospectus and the documents and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
The information incorporated by reference in prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS
We may issue and sell our ADSs representing our ordinary shares, having aggregate sales proceeds of up to $58.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with TD Cowen as a source of financing.
We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government.

DILUTION
Our net tangible book value as of June 30, 2023 was €(8.3) million ($(9.1) million), with this and all other convenience translations presented in this section, “Dilution,” based on the noon buying rate of the Federal Reserve Bank of New York in effect as of June 30, 2023, of €1.00 = $1.0920), or €(0.20) per ordinary share (equivalent to $(0.22) per ADS). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 42,044,796 ordinary shares outstanding as of June 30, 2023.
After giving effect to the sale of our ADSs in the aggregate amount of $58.0 million at an assumed offering price of $4.16 per ADS, the last reported sale price of our ADSs on the Nasdaq Global Market on September 27, 2023, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been €42.7 million, or €0.76 per ordinary share, equivalent to $46.7 million, or $0.83 per ordinary share and per ADS. This represents an immediate increase in net tangible book value of $0.62 per ordinary share and ADS to existing shareholders and an immediate decrease in net tangible book value of $3.33 per ordinary share and ADSs to investors purchasing in this offering.
The following table illustrates this calculation on a per ADS basis. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.
Assumed public offering price per ADS		$4.16
Net tangible book value per ADS as of June 30, 2023	$(0.22)
Increase in net tangible book value per ADS attributable to this offering	$0.62
As adjusted net tangible book value per ADS as of June 30, 2023, after giving effect to this offering		$0.83
Decrease in net tangible book value per ADSs to investors purchasing in this offering		$3.33
All information in this prospectus supplement related to the number of ordinary shares (including ordinary shares represented by ADSs) that will be outstanding after this offering is based on 42,044,796 ordinary shares outstanding as of June 30, 2023, and excludes:
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9,618,638 ordinary shares issued to investors in August 2023 in a transaction exempt from registration under the Securities Act of 1933, as amended;

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816,800 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions) outstanding as of June 30, 2023;

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2,266,023 ordinary shares issuable upon the exercise of warrants issued to the European Investment Bank in November 2022, at a weighted average exercise price of €4.0152 per ordinary share

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1,079,100 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2023;

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300,000 ordinary shares issuable upon the vesting of performance units granted to Frédéric Cren, our Chief Executive Officer, subject to Mr. Cren’s eligibility to receive free shares (actions gratuites) and the subsequent determination of the board of directors to allocate to Mr. Cren an equivalent number of free shares (actions gratuites) in substitution for such performance units; and

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89,771,362 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders.

The ADSs subject to the sales agreement with TD Cowen will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $4.16 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $58.0 million during the term of the sales agreement with TD Cowen are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $0.88 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $4.28 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $4.16 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $58.0 million during the term of the sales agreement with TD Cowen are sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $0.77 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $2.39 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

MATERIAL U.S. FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax and French tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary addresses these tax considerations only for U.S. holders that purchase the ADSs pursuant to this offering and that will hold such ADSs as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all U.S. federal income tax and French tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:
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banks, financial institutions or insurance companies;

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brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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tax-exempt or governmental organizations;

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persons who hold ADSs through tax-qualified retirement accounts;

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real estate investment trusts, regulated investment companies or grantor trusts;

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persons that hold the ADSs as part of a “hedging,” “integrated,” “wash sale” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

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S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

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persons acquiring ADSs in connection with a trade or business conducted outside of the United States, including a permanent establishment in France;

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persons that received ADSs as compensation for the performance of services;

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certain former U.S. citizens or long-term residents of the United States;

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holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ADSs or, in the case of the discussion of French tax consequences, 5% or more of the voting stock or our share capital; and

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holders that have a “functional currency” other than the U.S. dollar.

For the purposes of this description, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of acquiring, owning and disposing of the ADSs in its particular circumstances.
The discussion in this section is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.
References in this discussion to ADSs mean ADSs and ordinary shares represented by ADSs, as the case may be.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws, French tax laws and other non-U.S. tax laws.
Material French Tax Considerations
The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of Gide Loyrette Nouel A.A.R.P.I., our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.
This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
The description of the French income tax and wealth tax consequences set forth below is based on the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement.
This discussion applies only to investors that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty.
In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ADSs).
U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.
Estate and Gift Taxes and Transfer Taxes
In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor has French nationality or is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Financial Transaction Tax
Pursuant to Article 235 ter ZD of the Code général des impôts (French Tax Code, or FTC), purchases of shares or ADSs of a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Financial Market Authority (AMF) are subject to a 0.3% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year pursuant to Regulations BOI-ANNX-000467-21/12/2022 issued on December 21, 2022. The Nasdaq Global Market is not currently acknowledged by the French AMF but this may change in the future. A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. As at December 1, 2022, our market capitalization did not exceed 1 billion euros.
Purchases of our securities may be subject to such tax provided that (i) its market capitalization exceeds 1 billion euros and (ii) that the Nasdaq Global Market becomes a foreign regulated market formally acknowledged by the AMF.
In the case where Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Financial and Monetary Code, are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.
Tax on Sale or Other Disposition
As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided such U.S. holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).
Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as“droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual and not a French tax resident or 25% for corporate bodies or other legal entities. Special rules apply to U.S. holders who are residents of more than one country.
Taxation of Dividends
Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 12.8% for individuals who are not French tax residents and 25% for corporate bodies. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S.

holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.
For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:
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such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

•
the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% for any U.S. holder if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the calendar year following the year during which the dividend is paid (due to recent case law regarding statute of limitations for filing a withholding tax claim, U.S. holders are advised to consult their own tax advisors in this respect).
Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.
Besides, pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. Holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC. Also, pursuant to Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided broadly (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.
Real Estate Wealth Tax
On January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) was replaced with a French real estate wealth tax (impôt sur la fortune immobilière) which applies only to individuals owning French real estate assets or rights, directly or indirectly through one or more legal entities and whose net taxable assets amount to at least 1,300,000 euros to the extent such individials are not French tax residents.
French real estate wealth tax may only apply to U.S. holders to the extent the company holds real estate assets that are not allocated to its operational activity, for the fraction of the value of the financial rights representing such assets. French real estate wealth tax does not generally apply to securities held by an eligible U.S. holder who is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that such U.S. holder does not own directly or indirectly more than 25% of the issuer’s financial rights.
Material U.S. Federal Income Tax Considerations for U.S. Holders
This section is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder. This summary does not address the estate tax considerations, alternative minimum tax considerations, the potential application of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the ADSs.
This summary is based on the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof and the income tax treaty between France and the United States, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position different from what is described below concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained by a court. U.S. holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.
In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a U.S. holder of an ADS should be treated as holding the ordinary shares represented by such ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.
Passive Foreign Investment Company Considerations
In general, a non-U.S. corporation generally will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (which would generally be measured by fair market value of its assets, and for which purpose the total value of its assets may be determined in part by the market value of the ADSs, which are subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties and rents (other than royalties and rents which are received from unrelated parties in connection with the active conduct of a trade or business), gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.
Our PFIC analysis for any year depends on our financial results for all of that year. While we cannot express a definitive view about our PFIC status for 2023, based on our current estimates of the composition of our gross income, the valuation of our assets, the nature of our business and our market capitalization, we do not anticipate being classified as a PFIC with respect to the 2023 taxable year. Whether we are a PFIC for any taxable year will depend on our assets and income (including whether we receive certain non-refundable grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC income test) in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year. The composition of our income and assets will be affected by how, and how quickly, we use the cash proceeds from this offering in our business, and the value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate. As a result, our PFIC status may change from year to year, we cannot provide any assurances regarding our PFIC status for the past, current or future taxable years and we have not yet made any determination as to our expected PFIC status for the current year. Our U.S. counsel expresses no opinion regarding our past, current or future PFIC status. If we are classified as a PFIC, a U.S. holder will be subject to special rules discussed below.
Under attribution rules, if we are a PFIC, U.S. holders will be deemed to own their proportionate shares of the stock of any non-U.S. corporations that we own and which are PFICs, or lower-tier PFICs, and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (1) certain distributions by a lower-tier PFIC and (2) a direct or indirect disposition of shares of a lower-tier PFIC, in each case as if the U.S. holder held such shares directly, even though such holders have not received the proceeds of those distributions or dispositions directly.
If we are a PFIC for any year during which a U.S. holder holds ADSs, and such U.S. holder does not make a timely “qualified electing fund” election, as described below, for all taxable years in such U.S. holder’s holding period during which we are a PFIC, we generally will continue to be treated as a PFIC with respect to such U.S. holder for all succeeding years during which the U.S. holder holds ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ADSs. If the deemed sale election is made, the U.S. holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC which may result in recognition of gain (but not loss) taxable under the PFIC excess distribution regime without the receipt of any corresponding cash. After the deemed sale election, the U.S. holder’s ADSs would not be treated as shares of a PFIC unless we subsequently again become a PFIC.
If we are a PFIC, and you are a U.S. holder that does not make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, distributions treated as dividends made to you will not qualify for reduced tax rates applicable to long-term capital gains on dividends discussed below under “Distributions.”
Certain elections may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs. If a U.S. holder makes a mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any recognized loss will be treated as an ordinary loss. The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded).
The Nasdaq Global Market on which we currently list our ADSs is a qualified exchange for this purpose and, consequently, if the ADSs remain listed on the Nasdaq Global Market and are regularly traded, the mark-to-market election will be available to a U.S. holder. Once made, the election cannot be revoked without the consent of the IRS, unless the ADSs cease to be marketable.

Alternatively, if we provide the necessary information, a U.S. holder can make a “qualified electing fund election” or QEF Election, for any taxable year in which we are treated as a PFIC with respect to the U.S. holder. If a U.S. holder makes a QEF Election with respect to a PFIC, in lieu of the tax consequences described above, the U.S. holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF Election will not be taxable to the holder. A U.S. holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the holder’s income. In addition, if a U.S. holder has made a QEF election with respect to ADSs, any gain or loss recognized by the U.S. holder on a sale or other disposition of such ADSs will constitute capital gains or losses. If we are a PFIC, we will use commercially reasonable efforts to, and currently expect to, provide the necessary information for U.S. holders to make a QEF Election for United States federal income tax purposes. Generally, a U.S. holder must make the QEF Election by attaching a separate properly completed IRS Form 8621 to the U.S. holder’s timely filed U.S. federal income tax return for the first taxable year in which the U.S. holder held our ADSs that includes the close of our taxable year for which we are a PFIC. If a U.S. holder does not make and maintain a QEF election for the U.S. holder’s entire holding period for our ADSs by making the election for the first year in which the U.S. holder owns our ADSs pursuant to this offering, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our ADSs in connection with the U.S. Shareholder’s QEF Election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s ADSs.
U.S. holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section will apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our future subsidiaries that are also determined to be PFICs.
If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company is a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.
U.S. Federal Income Tax Consequences If We Are Not a PFIC
The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our ADSs, described in the following two sections “— Distributions” and “— Sale, Exchange or Other Taxable Disposition of the ADSs,” apply only if we are not a PFIC in the relevant year and our stock is not subject to the rules described above under “— Passive Foreign Investment Company Considerations” because we were a PFIC with respect to a U.S. holder and its ADSs in a prior year.
Distributions
We do not expect to make any distribution in respect of our ADSs. However, if we do make any such distribution, the gross amount of the distribution (including any amount of non-U.S. tax withheld in respect of such distribution) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as described below under “— Sale, exchange or other taxable disposition of the ADSs.” However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Distributions treated as dividends that are received by non-corporate U.S. holders may qualify for reduced tax rates applicable to long-term capital gains on dividends received from a “qualified foreign corporation” provided certain holding period and other requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. Our ADSs are currently listed on the Nasdaq Global Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on the Nasdaq Global Market. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. The Company, which is incorporated under the laws of France, believes that it qualifies as a resident of France for purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed on August 31, 1994, as amended and currently in force, or the U.S.-France Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-France Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, such dividends will generally qualify for reduced tax rates applicable to long-term capital gains on dividends received from a “qualified foreign corporation” provided certain holding period and other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
A U.S. holder generally may claim the amount of any French withholding tax as either a deduction from gross income or a credit against its U.S. federal income tax liability, subject to generally applicable limitations.
However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the Depositary receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition of the ADSs
A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis in those ADSs, determined in U.S. dollars. This gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ADSs generally will be equal to the cost of such ADSs. Under current law, capital gain from the sale, exchange or other taxable disposition of ADSs of a non- corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year

(i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.
Backup Withholding and Information Reporting
U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting
Certain individual U.S. holders are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the ADSs.
THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL FRENCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We have entered into a sales agreement, or the Sales Agreement, with TD Cowen, under which we may issue and sell from time to time up to $58,000,000 of American Depositary Shares, or ADSs, each ADS representing one ordinary share, through TD Cowen as our sales agent. Sales of the ADSs, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.
TD Cowen will offer the ADSs subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of ADSs to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct TD Cowen not to sell the ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of the ADSs being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
Under the authority granted by our shareholders, the ADSs may only be purchased initially by (i) persons, legal entities (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or (ii) French or foreign companies, institutions or entities, regardless of their form, carrying out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields. In order to purchase ADSs in the offering, you will be required to execute and provide to TD Cowen an investor letter representing that you satisfy the foregoing investor criteria.
The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to $200,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $500,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.
TD Cowen will provide written confirmation to us before the open on Euronext Paris on the day following each day on which the ADSs are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of ADSs sold through TD Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of the ADSs.
Settlement for sales of the ADSs will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our common stock.

The ADSs are listed on The Nasdaq Global Market and trades under the symbol “IVA.” Our ordinary shares are listed on Euronext Paris and trades under the symbol “IVA.” The depositary for the ADSs is The Bank of New York Mellon.
TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

MATERIAL CHANGES
Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2022.

ENFORCEMENT OF JUDGMENTS
We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. In the absence of any applicable international convention, a French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS
The validity of our ordinary shares, including ordinary shares represented by ADSs offered by this prospectus supplement and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with this offering. French and U.S. legal counsel to the placement agent in connection with this offering is Davis Polk & Wardwell LLP and Linklaters LLP, Paris, France.
EXPERTS
The consolidated financial statements of Inventiva S.A. as of and for the years ended December 31, 2022, 2021 and 2020 appearing in our Annual Report on Form 20-F for the year ended December 31, 2022, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. KPMG S.A.’s audit report contains an explanatory paragraph that states that as discussed in Note 3.26 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception and current cash and cash equivalents are not expected to be sufficient for at least the next twelve months. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.26. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.
We maintain a website at www.inventivapharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-39374.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

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our reports on Form 6-K furnished to the SEC on January 4, 2023 (including Exhibit 99.1 thereto), January 26, 2023 (including Exhibit 99.1 thereto), April 25, 2023, May 25, 2023 (including Exhibit 99.1 thereto), May 25, 2023 (including Exhibit 99.1 thereto), May 26, 2023 (including Exhibit 99.1 thereto), June 14, 2023 (including Exhibit 99.1 thereto), August 31, 2023 (including Exhibits 99.1, 99.2 and 99.3 thereto), and September 20, 2023 (including Exhibit 99.1 thereto); and

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the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 7, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Inventiva S.A., 50 rue de Dijon 21121 Daix France; telephone: +33 3 80 44 75 00.

PROSPECTUS
$300,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $300,000,000 of our ordinary shares, including ordinary shares represented by American Depositary Shares, or ADSs, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.” On July 29, 2021, the last reported sale price of the ADSs on the Nasdaq Global Market was $13.17 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “IVA.” On July 29, 2021, the closing price of our ordinary shares on Euronext Paris was €11.36 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 6, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated in this prospectus, “Inventiva,” “the company,” “our company,” “we,” “us” and “our” refer to Inventiva S.A. and its consolidated subsidiary.
In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company focused on the development of oral small molecule therapies for the treatment of non-alcoholic steatohepatitis, or NASH and other diseases with significant unmet medical need. We have built a pipeline backed by a discovery engine with an extensive library of proprietary molecules, a wholly-owned research and development facility and a team with significant expertise and experience in the development of compounds that target nuclear receptors, transcription factors and epigenetic modulation. Leveraging these assets and expertise, we are advancing lanifibranor for the treatment of NASH, as well as a pipeline of earlier stage programs in oncology and other diseases with significant unmet medical need.
Lanifibranor for the Treatment of NASH.   We are developing our lead product candidate, lanifibranor, for the treatment of patients with non-alcoholic steatohepatitis, or NASH, a progressive, chronic liver disease for which there are currently no approved therapies. NASH is believed to affect 12% of the United States adult population and is a leading cause of cirrhosis, liver transplantation and liver cancer. Compared to the general population, patients with NASH have a ten-fold greater risk of liver-related mortality. NASH is characterized by a metabolic process known as steatosis, or the excessive accumulation of fat in the liver, inflammation and ballooning of liver cells and progressive liver fibrosis that can ultimately lead to cirrhosis. Lanifibranor is an orally-available small molecule in development for the treatment of NASH that acts to induce anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic changes in the body by activating all three peroxisome proliferator-activated receptor, or PPAR, isoforms. PPARs are well-characterized nuclear receptor proteins that regulate gene expression, and their relevance for the fibrotic, inflammatory, vascular and metabolic processes that characterize NASH is well-established. While there are other PPAR agonists that target only one or two PPAR isoforms, lanifibranor is the only pan-PPAR agonist, meaning that it targets the three isoforms, in clinical development. We believe that this pan-PPAR approach provides for a combination of anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic effects that cannot be obtained with single and dual PPAR agonists. In June 2020, we announced positive topline results from our NATIVE Phase IIb clinical trial of lanifibranor in patients with NASH. In this trial, treatment with lanifibranor at a dose of 1,200 mg met the primary endpoint of a reduction in inflammation and ballooning with no worsening of fibrosis after 24 weeks of treatment, while continuing to show the favorable tolerability profile observed in prior clinical trials of lanifibranor. Treatment with lanifibranor at doses of 800 mg and 1,200 mg also met the key secondary endpoints of resolution of NASH with no worsening of fibrosis and, at the 1,200 mg dose, improvement in liver fibrosis without worsening NASH, which are the primary endpoints relevant for seeking accelerated approval from the U.S. Food and Drug Administration, or FDA, and the European Medical Agency, or EMA, after future Phase III development. On October 12, 2020, the FDA granted Breakthrough Therapy designation to lanifibranor for the treatment of NASH based on Phase IIb data, in addition to Fast Track designation which was previously granted to lanifibranor in this indication. We believe that lanifibranor is the first oral drug candidate to be granted this status for the treatment of NASH since January 2015. The Breakthrough Therapy designation by the FDA is intended to expedite the development and review of drug candidates for serious or life-threatening conditions. To qualify for this designation, drug candidates must show preliminary clinical evidence that they may demonstrate a substantial improvement on at least one clinically significant endpoint over available therapies or over placebo if there are no approved therapies. In light of the Phase IIb results, we plan to advance lanifibranor, either alone or together with a collaborator. Following the end-of-phase II meeting with the

FDA and the receipt of the Scientific Advice letter from the EMA during the fourth quarter of 2020, the Phase III trial design and clinical strategy have been discussed with both regulatory authorities and are summarized as follows:
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Submission for U.S. accelerated approval and EU conditional approval of lanifibranor will be based on a 72-week histology analysis — We will seek to obtain accelerated approval in the U.S. and conditional approval in the EU for lanifibranor based on a pre-specified histology analysis in approximately 900 patients if we are able to establish a positive benefit-risk ratio after 72 weeks of treatment.

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Primary composite endpoint expected to be a combination of NASH resolution and fibrosis improvement — The primary composite endpoint of patients having both NASH resolution and fibrosis improvement of at least one stage will be used for the 72-week histology analysis. The endpoint is designed to predict a significant improvement of prognostic risk and, if met, may support a label for the treatment of NASH and the improvement in liver fibrosis in adult non-cirrhotic NASH patients. During our NATIVE Phase IIb clinical trial, this endpoint was met with statistical significance by both doses of 800 mg and 1,200 mg, including in NASH patients with F2/F3 fibrosis, the patient population that will be included in the Phase III trial, as well as in NASH patients with type two diabetes. Endpoints of NASH resolution and no worsening of fibrosis, and improvement of fibrosis with no worsening of NASH will be included as key secondary endpoints. Additional supportive histologic endpoints, non-invasive markers of liver fibrosis and steatohepatitis as well as effects on lipids and insulin resistance will also be evaluated.

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Long-term use to be established after 72 weeks — The duration of 72 weeks was considered adequate by both the FDA and EMA to establish long-term use as well as dose and cumulative drug exposure. With this trial, the proposed size of the safety database required for marketing application would be consistent with regulatory guidelines.

Named NATIV3 (NASH lanifibranor Phase III trial), the planned trial has been designed as a double-blind, placebo-controlled global pivotal Phase III clinical trial to assess the potential benefit of lanifibranor treatment on liver-related clinical outcomes. Patients will be randomized 1:1:1 to receive lanifibranor (800mg once daily or 1200mg once daily) or placebo. The trial will remain blinded after the pre-specified histological analysis and continue in a total of approximately 2,000 patients until the occurrence of a pre-specified number of adverse liver-related clinical events, including progression to cirrhosis. The trial would be completed on a post-marketing basis in the event that U.S. accelerated approval or EU conditional approval is received. Statistical powering of 90% was considered for the sample size calculations of the Phase III clinical trial. The trial preparations are progressing and we plan to initiate Part 1 of the trial in the first half of 2021, with Part 1 referring to a 72-week treatment in approximately 900 patients allowing to seek accelerated approval in the U.S. and conditional approval in the EU for lanifibranor based on a pre-specified histology analysis; this part of the study is followed by an extension period (Part 2), the end date of which depends on a pre-defined number of clinical events. Part 1 of the study has the following timelines:
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First Patient First Visit — expected in the third quarter of 2021.

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Last Patient First Visit — expected in the second half of 2022.

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Last Patient Last Visit — expected in the first half of 2024.

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Publication of headline results — expected in the second half of 2024.

Odiparcil for the Treatment of MPS.   Our second clinical-stage asset is odiparcil, which we developed for the treatment of patients with mucopolysaccharidoses, or MPS, a group of rare genetic disorders characterized by an excessive accumulation of large sugar chains, known as glycosaminoglycans, or GAGs, in cells. Odiparcil is an orally-available small molecule designed to modify how GAGs are synthesized. Odiparcil acts to facilitate the production of soluble GAGs that can be excreted in the urine, rather than accumulating in cells. As announced in November 2020, we have decided to focus our clinical efforts on the development of lanifibranor for the treatment of NASH and as part of this decision, we are reviewing all available options to optimize the development of odiparcil for the treatment of MPS VI. During this time, we will suspend all MPS-related research and development activities. As a consequence, the Phase I/II SAFE-KIDDS (SAFEty, pharmacoKInetics and pharmacoDynamics, Dose escalating Study) clinical trial evaluating odiparcil in MPS VI children and the Phase IIa extension clinical trial with odiparcil in MPS VI patients who completed the prior iMProveS Phase IIa clinical trial was not initiated in the first half of 2021 as initially planned. Odiparcil has received orphan drug designation from the FDA and EMA and Rare Pediatric Disease Designation from the FDA for the treatment of MPS VI.
Discovery Engine.   We have a scientific team of approximately 70 people with deep biology, medicinal and computational chemistry, pharmacokinetics and pharmacology expertise, more than 75% of whom have worked together for more than 15 years. We also own a library of approximately 240,000 pharmacologically relevant molecules, 60% of which are proprietary, as well as a wholly-owned research and development facility. Using these assets and this expertise, we have built a discovery engine focused on small molecule compounds that target nuclear receptors, transcription factors and epigenetic modulation. We are leveraging this discovery engine to identify and develop compounds addressing a wide range of indications. Our Hippo signaling pathway program aims to disrupt the interaction between yes-associated protein, or YAP, and transcription enhancer associated domain transcription factors, or TEAD, an interaction that plays a key role in oncogenic and fibrotic processes. In xenograft and orthotopic models of malignant pleural mesothelioma, or MPM, we observed that YAP-TEAD inhibition was associated with reduced tumor growth and we are in the process of selecting development candidate for our Hippo program, which we anticipate entering pre-clinical development in 2021 for the treatment of non-small cell lung cancer and mesothelioma. We are also advancing a pre-clinical program for the treatment of idiopathic pulmonary fibrosis, or IPF, and have validated a new target within the transforming growth factor beta, or TGF-β, signaling pathway. We have also entered into a collaboration with AbbVie Inc., or AbbVie, for the treatment of some autoimmune diseases. The collaboration led to the discovery of cedirogant (formerly ABBV-157), a selective and orally-available ROR-y inverse agonist. After achieving clinical proof of concept in a phase I trial in patients with psoriasis, AbbVie is planning to initiate a phase 2b trial during the second half of 2021.
Our Pipeline

Candidate / Program*	Indication	Discovery	IND Enabling	Phase I	Phase II	Phase III	Commercial Rights	Next Milestone
Lanifibranor	NASH	pan-PPAR					inventiva	Phase III First Patient First Visit in Q3 2021
Odiparcil	MPS VI	GAG clearance					inventiva	Strategy update in 2021
Cedirogant	Moderate to severe psoriasis	ROR					abbvie	Phase IIB initiation H2 2021
Yap-Tead	Non-small cell lung cancer and mesothelioma						inventiva	Candidate Selection
TGF-β	Idiopathic pulmonary fibrosis (IPF)						inventiva	Lead Generation*

Recent Developments
As of June 30, 2021, we had approximately €93.6 million in cash and cash equivalents, compared to €107.8 million as of March 31, 2021 and €113.0 million as of December 31, 2020. Net cash used in operating activities amounted to €19.0 million in the first half of 2021 compared to €7.2 million for the same period in 2020. The Company’s revenues for the first half of 2021 amounted to €0.2 million, as compared to €0.1 million for the same period in 2020.
Corporate Information
We were founded in 2011 and incorporated as a société anonyme, or S.A., in 2016. We are registered at the Dijon Trade and Companies Register (Registre du commerce et des sociétés) under the number 537 530 255. In January 2021, we incorporated our wholly-owned U.S. subsidiary, Inventiva Inc. in the state of New Jersey. Our ordinary shares are listed on Euronext Paris under the symbol “IVA” and our ADSs are listed on the Nasdaq Global Market under the symbol “IVA.”
Our principal executive offices are located at 50 rue de Dijon, 21121 Daix, France. Our telephone number at our principal executive offices is +33 3 80 44 75 00. Our agent for service of process in the United States is Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168.
The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.inventivapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
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exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2025 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
The Securities We May Offer
Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $300,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2020 as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our plans to develop and commercialize our product candidates;

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the timing of initiation of our planned clinical trials;

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the timing of the availability of data from our clinical trials;

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the timing of any planned investigational new drug application or new drug application;

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our plans to research, develop and commercialize our current and future product candidates;

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our ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill our obligations under any such collaboration agreements;

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the clinical utility, potential benefits and market acceptance of our product candidates;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to identify additional products or product candidates with significant commercial potential;

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our expectations related to the sufficiency of our capital resources;

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developments and projections relating to our competitors and our industry;

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the impact of government laws and regulations;

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the potential effects of the recent COVID-19 pandemic on our business and, operations and clinical development timelines and plans;

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our intellectual property position;

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our estimate regarding future revenue, expenses, capital requirements and need for additional financing; and

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other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors”.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of March 31, 2021. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.
As of March 31, 2021
(in thousands)
Cash and cash equivalents	€107,806
Other financial liabilities
Total debt	€10,086
Shareholders’ equity
Ordinary shares, nominal value €0.01 per share, 38,630,261 shares issued and outstanding	€386
Premiums related to share capital	€139,668
Reserves	(€28,958)
Translation reserve	€0
Net loss for the period	(€8,840)
Total shareholders’ equity	€102,256
Total capitalization	€112,342
The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of March 31, 2021 was 38,630,261, which excludes:
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29,100 ordinary shares issued after March 31, 2021 in connection with the vesting of free shares under the AGA 2019-1 bonus share award plan that have no exercise price;

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1,396,800 ordinary shares issuable upon the exercise of founder’s share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions) and the vesting of free shares outstanding as of April 16, 2021; and

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18,521,739 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of March 31, 2021.

OFFER AND LISTING DETAILS
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
Our ADSs have been listed on the Nasdaq Global Market under the symbol “IVA” since July 2020. Our ordinary shares have been listed on Euronext Paris under the symbol “IVA” since November 2017. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.
There is currently no public trading market for our warrants.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
General
As of June 30, 2021, our outstanding share capital consisted of a total of 38,659,361 ordinary shares, with nominal value €0.01 per share. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.
Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.
Reconciliation of the Number of Ordinary Shares Outstanding through June 30, 2021
Ordinary shares outstanding at December 31, 2016	10,030,000
Number of ordinary shares issued in connection with the exercise of founder’s share warrants and share warrants	707,900
Number of ordinary shares issued on February 16, 2017 in connection with the share capital increase authorized on February 14, 2017	5,651,240
Number of ordinary shares issued on March 20, 2017 (greenshoe) in connection with the share capital increase authorized on March 16, 2017	55,337
Ordinary shares outstanding at December 31, 2017	16,444,477
Number of ordinary shares issued in connection with the exercise of founder’s share warrants and share warrants	180,300
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	60,000
Number of ordinary shares issued on April 17, 2018 in connection with the share capital increase authorized on April 12, 2017	5,572,500
Number of ordinary shares issued in connection with the exercise of founder’s share warrants and share warrants	27,400
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	10,000
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	77,500
Number of ordinary shares issued on September 20, 2019 in connection with the share capital increase authorized on September 18, 2019	4,159,999
Number of ordinary shares issued on October 2, 2019 in connection with the share capital increase authorized on September 30, 2019	313,936
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	63,300
Number of ordinary shares issued on February 11, 2020 in connection with the share capital increase authorized on February 6, 2020	3,778,338
Ordinary shares outstanding at February 11, 2020	30,687,750
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	227,000

Ordinary shares outstanding at June 30, 2020	30,914,750
Number of ordinary shares issued on July 15, 2020 in connection with the share capital increase authorized on July 5, 2020	7,478,261
Ordinary shares outstanding at July 15, 2020	38,393,011
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	227,250
Number of ordinary shares issued in connection with the exercise of founder’s share warrants and share warrants	10,000
Ordinary shares outstanding at December 31, 2020	38,630,261
Ordinary shares outstanding at March 31, 2021	38,630,261
Number of ordinary shares issued in connection with the vesting of free shares that have no exercise price	29,100
Ordinary shares outstanding at June 30, 2021	38,659,361
Shareholder Authorizations Regarding Share Capital
At a combined general meeting of shareholders held on April 16, 2021, our board of directors received the following authorizations from shareholders:
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delegation of authority to implement a share buyback program within certain agreed-upon financial limits, whereby the Company can buy back up to 10% of the total number of shares comprising the share capital at any time;

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delegation of authority to reduce our share capital by canceling certain treasury shares held by the Company up to a limit of 10% of the Company’s share capital per 24-month period;

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delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 to 26 months depending of the delegations) within a maximum aggregate potential dilution of 26,000,000 ordinary shares for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues);

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delegations of authority to grant free shares (actions gratuites) and/or stock options (options de souscription et/ou d’achat d’actions), to our employees, executive officers and directors, for the maximum duration permitted under French law (38 months) within a maximum aggregate potential dilution of 26,000,000 ordinary shares to free shares and stock options issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants; and

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delegations of authority to grant warrants (bons de souscription d’actions, or BSAs) to our employees, executive officers and directors for the maximum duration permitted under French law (18 months) within a maximum aggregate potential dilution of 600,000 ordinary shares to which the BSAs issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

History of Securities Issuances
From January 1, 2018 through June 30, 2021, the following events have changed the number and classes of our issued and outstanding shares:
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On April 17, 2018, we issued an aggregate of 5,572,500 ordinary shares in connection with a private placement at a purchase price of €6.37 per share.

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On September 20, 2019 and October 2, 2019, we issued an aggregate of 4,473,935 ordinary shares in connection with a private placement at a purchase price of €1.99 per share.

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On February 11, 2020, we issued an aggregate of 3,778,338 ordinary shares in connection with a private placement at a purchase price of €3.97 per share.

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On July 15, 2020, we issued an aggregate of 7,478,261 ordinary shares in connection with our initial public offering on the Nasdaq Global Market, at a purchase price of €12.70 per share and $14.40 per ADS.

Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Key Provisions of Our Bylaws and French Law Affecting our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws and French law.
Corporate Purpose (Article 3 of the Bylaws)
Our corporate purpose in France and abroad includes the research and development, production, distribution and marketing, at different stages of development, with respect to all products, principally pharmaceutical, cosmetic and chemical products, including in the area of animal health. Our company is also engaged in the provision of study, advisory or commercial services and, more generally, any ancillary services, similar or connected to the activities described hereof, including the leasing of laboratories or offices. Our company may participate, by any means, directly or indirectly in any operations that may be related to its purpose through the creation of new companies, contribution, subscription or purchase of company securities or rights, merger or otherwise, creation, acquisition, leasing, management lease of any businesses or establishments.
More generally, we are authorized to engage in any financial, commercial, industrial, civil immovable or movable operations related directly or indirectly to the company’s purpose or any similar or related purpose which may facilitate its expansion or growth.
Directors (Articles 15 to 22 of the Bylaws)
Duties of the Board (Article 18 of the Bylaws).   Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company and, through its resolutions, governs matters involving the company.
Appointment and Term (Article 15 and 16 of the Bylaws).   Our board of directors must be composed of at least three members, but may not exceed eighteen members, subject to the dispensation established by law in the event of merger. Directors are appointed, renewed or dismissed by the ordinary general meeting. The term of a director is three years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 70 may not be appointed if such appointment would result in the number of directors over the age of 70 constituting more than one-third of the board. An employee can only be appointed as a director if his or her employment contract corresponds to an actual job. The number of directors who are also our employees cannot exceed one-third of the board. Directors need not to be shareholders of our company and may be natural persons or legal entities except for the Chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy.
Organization (Article 16 of the Bylaws).   The board must elect a Chairman from among the board members. The Chairman must be a natural person, age 65 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice Chairman to preside in the Chairman’s absence and may designate up to two non-voting board observers.
Deliberations (Article 17 of the Bylaws).   At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chair of the meeting will carry the decision. Meetings may be held as often as required; however, the Chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements.
Directors’ Voting Powers on Proposal, Arrangement or Contract in Which Any Director is Materially Interested (Article 22 of the Bylaws).   Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company, except where such company is one of our wholly owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.
Directors’ Compensation (Article 20 of the Bylaws).   Directors’ compensation for their functions is determined at the annual ordinary general meeting. The board of directors may also grant special compensation for missions or offices conferred upon directors subject to the circumstances and conditions provided for by law.
Board of Directors’ Borrowing Powers (Article 18 of the Bylaws).   There are currently no limits imposed by our bylaws on the amounts of loans or borrowings that the board of directors may approve.
Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 11, 14, 28, 31 and 32 of the Bylaws)
Dividends.   We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable Profits”   consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.
Legal Reserve.   Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Approval of Dividends.   Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.
Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of any reserve that the law or the bylaws do not allow to be distributed to shareholders. The amount of our share capital plus the amount of our legal reserves which may not be distributed was equal to €425,322.61 at March 31, 2021.
Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim statement of financial position, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.
Distribution of Dividends.   Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.
Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.
Timing of Payment.   Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.
Voting Rights.   We will only have ordinary shares outstanding. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.
In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each fully paid-up registered ordinary share which is held in the name of the same shareholder for at least two years. However, under French law, ordinary bearer shares represented by ADSs are not eligible for double voting rights. Purchasers of ADSs or ordinary shares, in the open market will be unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them. To our knowledge, double voting rights only attach to the 5,612,224 ordinary shares held by the Cren Family (composed of Frédéric Cren, our Chief Executive Officer and Roberta Becherucci, married name Cren and their minor child), and to the 3,882,500 ordinary shares held by Pierre Broqua, our Deputy Chief Executive Officer and Chief Scientific Officer, as of March 31, 2020.
Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.
Rights to Share in Our Profit.   Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Rights to Share in the Surplus in the Event of Liquidation.   If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.
Repurchase and Redemption of Shares.   Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (EU) No. 596/2014 of April 16, 2014, or MAR, provides for safe harbor exemptions when the acquisition is made for one of the following purposes:
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to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•
to meet obligations arising from debt securities that are exchangeable into equity instruments;

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to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•
we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations (réglement général) of, and market practices accepted by the French Financial Markets Authority, or the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations (réglement général) of the AMF, or the General Regulations, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the pre-emptive rights attached to them.
Sinking Fund Provisions.   Our bylaws do not provide for any sinking fund provisions.
Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.
Requirements for Holdings Exceeding certain percentages.   None, except as described below under the section of this prospectus titled “Form, holding and transfer of shares (Articles 10 and 13 of the bylaws) — ownership of ordinary shares and ADSs by non-French persons.”
Actions Necessary to Modify Shareholders’ Rights.   Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.
Special Voting Rights of Warrant Holders.   Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)
Access to, participation in and voting rights at shareholders’ meetings.   Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.
Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares two trading days prior to the date of the relevant general meeting under the conditions provided by applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting.
A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.
A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.
A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.
To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares — Voting rights.”
Notice of Annual Shareholders’ Meetings.   Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.
Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.
The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail. The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.
Agenda and Conduct of Annual Shareholders’ Meetings.   The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital, acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.
Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.
Ordinary Shareholders’ Meeting.   Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present, or represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void. In addition, pursuant to an AMF recommendation dated 15 June 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.
Extraordinary shareholders’ meeting.   Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void.
Temporary measures for shareholders meetings and Board of Directors meetings due to COVID-19 crisis
On March 25, 2020, the French government adopted the ordinance No. 2020-321, adapting the rules governing meetings and deliberations of assemblies and governing bodies of legal entities held until September 30, 2021 due to the COVID-19 pandemic. The ordinance provides the possibility of convening board of directors remotely for all decisions, including the closing of accounts, which previously required a physical meeting. In addition, the ordinance provides two options for holding general meetings of shareholders: behind closed doors or by means of a teleconference or audio-visual conference call.
By decision of the board of directors, the general meeting of shareholders may be held behind closed doors ie., without the shareholders or their proxies (and any other person having the right to attend the meeting such as the statutory auditors and the employee representatives) being physically present. The possibility of holding a meeting behind closed doors requires that the meeting be convened in a place that, on the date of the meeting announcement, the convening notice or on the date of the meeting, is subject to an administrative measure restricting or prohibiting collective gatherings for health reasons, even if this measure is ultimately no longer in effect on the date of the meeting. As of the day of this filing, measures restricting gatherings (decree No. 2021-699 of June 1, 2021, as amended, provides that, as general rule, any gathering, meeting or activity in public or in a place open to the public shall be organized to respect hygienic measures) are applicable until September 30, 2021. Shareholders will only be able to vote remotely and prior to the general meeting of shareholders by the usual means available to date, i.e., vote by correspondence, blank proxy or Internet voting.

The ordinance provides that shareholders (and all the persons who may attend the general meeting of shareholders) may participate in the meeting by means of a teleconference or audio-visual conference call if this conference allows for the identification of the participants, transmits at least the voice of the participants and allows the continuous and simultaneous retransmission of the debates. On May 31 and June 1, 2021, the French government adopted several laws and decrees relating to the management of the sanitary crisis exit. Law No. 2021-689 of May 31, 2021 on the health crisis management (i) notably provided rules for the gathering of people, meetings, and activities on public streets and in places open to the public (L. No. 2021-689, art. 1, I, 3°) and (ii) extended the measures resulting from Ordinance No. 2020-321 of March 25, 2020 for Annual Shareholders Meetings and Board of Directors held until September 31, 2021 (L. No. 2021-689, art. 8, VI). Decree No.2021-699 of June 1, 2021 providing general measures necessary for the management of the exit from the sanitary crisis, as amended by Decree No. 2021-850 of June 29, 2021, authorized physical meetings provided that place of gatherings be arranged so as to ensure strict compliance with hygiene and social distancing measures (D. No.2021-699, June 1, 2021, art. 1 and 45, II).
Provisions having the effect of delaying, deferring or preventing a change in control of our company
Provisions contained in our bylaws and French corporate law, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:
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under French law, the owner of 90% of the share capital and voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;

•
under French law, a non-French resident must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our company’s share capital or voting rights or cross such 10% threshold; see “Limitations affecting shareholders of a French company”;

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under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to Law No. 2019-486;

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under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to the decree No. 2019-1590;

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a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

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a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

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under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

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our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•
our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;
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our board of directors has the right to appoint new directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

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our board of directors can be convened by our Chairman or our managing director, if any, or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

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our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

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our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

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approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

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advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

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our bylaws can be amended in accordance with applicable laws;

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the crossing of certain thresholds has to be disclosed and can impose certain obligations; see “Declaration of crossing of ownership thresholds (Article 11 of the bylaws)”;

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transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with MAR; and

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pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-third majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 11 of the Bylaws)
Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.
Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the company as well as the AMF of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.
This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.
In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply in particular pursuant to Article L.621-15 of the French Monetary and Financial Code.
In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following six months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.
Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of a company’s capital or voting rights, shall file a mandatory public tender offer.
In addition to the thresholds provided for by applicable laws and regulations, any person who comes to hold or ceases to hold, acting alone or in concert within the meaning of Article L.233-10 of the French Commercial Code, directly or indirectly, a number of shares representing at least 2% of the share capital or voting rights, including beyond the reporting thresholds provided for by laws and regulations, must inform the company of the total number of shares and voting rights of the company that such person holds, by registered letter with return receipt requested sent to the company’s registered office within four trading days after crossing such threshold(s). Such person shall also indicate the number of securities giving access to the capital and the voting right potentially attached thereto, as well as any other information provided for by law.
The notification shall be repeated in the conditions stated above each time an additional fraction of 2% of the share capital or voting rights is crossed upward or downward.
In the event of failure to comply with the notification requirements described above, shares exceeding the fraction that should have been notified will be deprived of voting rights at shareholders’ meetings if, at such meetings, the notification failure has been recorded and if one or more shareholders jointly holding at least 5% of the share capital so request. Loss of voting rights shall be applicable in all shareholders’ meetings that would be held up until two years following proper notification.
Changes in Share Capital (Article 7 of the Bylaws)
Increases in share capital.   As the bylaws do not provide any specific stipulations, the share capital may be increased, decreased or amortized by any methods or means authorized by law. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the board of directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the board of directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the board of directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the board of directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in our share capital may be effected by:
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issuing additional shares;

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increasing the par value of existing shares;

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creating a new class of equity securities; and

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exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:
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in consideration for cash;

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in consideration for assets contributed in kind;

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through an exchange offer;

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by conversion of previously issued debt instruments;

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by capitalization of profits, reserves or share premium; and

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subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital.   Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.
Preferential Subscription Right.   According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering, such period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
Our current shareholders have waived their preferential subscription rights with respect to this offering.
In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.
Form, Holding and Transfer of Shares (Articles 10 and 13 of the Bylaws)
Form of shares.   The shares are held in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.
Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our ordinary shares in accordance with Article L. 228-2 of the French Commercial Code.
Holding of shares.   In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened and maintained by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions. Each shareholder’s account shows the name of the relevant shareholder and number of shares held.

Ownership of ordinary shares and ADSs by non-French persons.   Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.
However, under French law, certain investments in any entity governed by a French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the French Minister of Economy (See “Limitations Affecting Shareholders of a French Company.”) If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual).
Moreover, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold.
Any violation of one of these requirements may be criminally sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Assignment and transfer of shares.   Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading. They are registered in a share account and transferred by means of a transfer order from account to account. We must receive notice of any transfer for it to be validly registered in our accounts.
Differences in Corporate Law
We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. The following discussion summarizes material differences between the provisions of the rights of holders of our ordinary shares and the rights of holders of the common shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of France and Delaware. For a more complete discussion, please refer to the Delaware General Corporation Law, French law (including the French Commercial Code) and our bylaws.
	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three (3) and may have up to eighteen (18) directors. The number of directors is fixed by or in the manner provided in the bylaws. The number of directors of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

	France	Delaware
entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by newly created directorships, may be filled by a majority of the remaining directors (even though less than a quorum).
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meetings	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under French law, a meeting announcement is published in the Bulletin des Annonces Légales Obligatoires (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Subject to limited exceptions provided by French law an additional convening notice is sent out at least 15 days prior to the date	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	France	Delaware

of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, shareholders holding registered shares for at least a month at the time of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his email address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least 10 calendar days in advance in the same manner as used for the first notice.
The convening notice shall specify the name of the company, its acronym, legal form, share capital, registered office address, registration number with the French Trade and Companies Register (Registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary or extraordinary meeting). This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the e-mail address to which they may send written questions.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

	France	Delaware
telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.
Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary general meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock.
Sources of Dividends	Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable	Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the

	France	Delaware

premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the nominal value of their shares for their subscription that the shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.
fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.
Repurchase of Shares
Under French law, a private corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:
•
to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction, in which case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•
with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; not to exceed 10% of the share capital, in which case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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• to meet obligations arising from debt securities, that are exchangeable into equity instruments.

A simple exemption is provided when the acquisition is made under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code and in accordance with the General Regulations.
All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.
Under MAR and in accordance with the General Regulations, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

Liability of Directors	Under French law, the bylaws may not include any provisions limiting the liability of directors.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
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any breach of the director’s duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

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Voting Rights	French law provides that, double voting rights are automatically granted to ordinary shares being held of record for more than two years, unless the bylaws of the Company provide otherwise. Our bylaws do not provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
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the approval of the board of directors; and

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approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

•
Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

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the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to either shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.
Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
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shares of stock of the surviving corporation;

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shares of stock of another corporation that are either listed on a national securities exchange or held of

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record by more than 2,000 stockholders;
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cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

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any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.
A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

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state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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Amendment of Certificate of Incorporation
Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and bylaws, companies incorporated under French law only have bylaws as organizational documents.
As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:
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its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

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the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. The extraordinary shareholders’ meeting may authorize the board of directors to amend the bylaws to comply with mandatory legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is authorized to amend the bylaws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.
Listing
Our ADSs are listed on the Nasdaq Global Market under the symbol “IVA.” Our ordinary shares are listed on Euronext Paris under the symbol “IVA.”
Transfer Agent and Registrar
The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, or ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with Société Générale Securities Services, as custodian for the depositary in France. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular such filings are required in connection with investments exceeding € 15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold.
Further, any investment:
(i)   by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned individuals or entities;
(ii)   that will result in the relevant investor (a) acquiring control of an entity having its registered office in France (such as us), (b) acquiring all or part of a business line of an entity having its registered office in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity having its registered office in France; and
(iii)   developing activities in certain strategic industries related to:
(a)   activities likely to prejudice national defense interests, participating in the exercise of official authority or likely to prejudice public order and public security (including activities related to weapons, dual-use goods and technologies, IT systems, cryptology, data capturing devices, gambling, toxic agents or data storage),
(b)   activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), or
(c)   research and development activities related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use goods and technologies, is subject to the prior authorization of the French Minister in charge of the Economy, which authorization, if granted, may be subject to certain undertakings.
On July 2, 2020, the French Minister of Economy informed us that we are subject to this regulation and therefore holders of our ordinary shares or ADSs will have to request the prior authorization of the French Minister of Economy if the above mentioned conditions in paragraphs (i) and (ii) are met. This request for prior authorization must be filed with the French Minister of Economy, which has 30 business days from receipt of the completed file to provide a first decision, which may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Minister of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Minister of Economy within the above mentioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertaking aimed at protecting French national interests.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) No. 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) No. 2020-1729, has created until December 31, 2021 a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual).
Any violation of one of these requirements may be criminally sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
Our existing shareholders have waived their preferential subscription rights with respect to this offering. In the future our shareholders will have the preferential subscription rights described under the section of this prospectus titled “Description of Share Capital — Key provisions of our bylaws and French law affecting our ordinary shares — Changes in share capital (Article 7 of the bylaws) — Preferential subscription right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States, which may be in the form of shares or ADSs representing our shares, may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares, including shares represented by ADSs, in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of ADSs representing our ordinary shares, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares — Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors — The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause holders of ADSs to be diluted” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon has agreed to act as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale Securities Services.
You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the deposit agreement, the deposit agreement governs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where you can find more information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in offerings hereunder.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash.   After completion of the offering, we do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titles “Taxation”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Ordinary Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Ordinary Shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.
The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.
Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How can ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting rights
How do you vote?
You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with the instructions set forth in your request. The depositary will only vote, or attempt to vote, according to the instruction given by you and received by the depositary. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:
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we wish to receive a proxy to vote uninstructed shares;

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we reasonably do not know of any substantial shareholder opposition to a particular question; and

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the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date except where under French law the notice period for such meeting is less than 30 days. If we request that the depositary act less than 30 days in advance of a meeting date, the depositary shall use commercially reasonable efforts to distribute the information and otherwise comply with the voting provisions described above.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.
Fees and Expenses
What fees and expenses will you be responsible for paying?
Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:
Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions as expressly provided in the deposit agreement
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account. The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.
Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the deposit agreement if (1) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (2) we appear to be insolvent or enter insolvency proceedings; (3) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (4) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (5) there has been a replacement of deposited securities.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•
are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•
are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•
are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•
may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
•
payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Ordinary Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:
•
when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•
when you owe money to pay fees, taxes and similar charges; and

•
when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS
Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:
•
the designation and aggregate number of warrants offered;

•
the price at which the warrants will be offered;

•
the currency or currency unit in which the warrants are denominated;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•
the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•
the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•
whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•
any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Inventiva S.A. as of and for the years ended December 31, 2020, 2019 and 2018 appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. KPMG S.A.’s report dated March 2, 2021 refers to the change in Inventiva S.A.’s method of accounting for leases as of January 1, 2019 due to the adoption of IFRS 16 “Leases.”
The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. In the absence of any applicable international convention, a French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.inventivapharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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Our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 15, 2021; Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

•
our report on Form 6-K furnished to the SEC on April 19, 2021, including exhibit 99.1 thereto (regarding the appointment of Martine Zimmermann as an independent director to our board of directors); our report on Form 6-K furnished to the SEC on May 12, 2021, including exhibit 99.1 thereto; our report on Form 6-K furnished to the SEC on July 28, 2021, including exhibit 99.1 thereto; and our report on Form 6-K furnished to the SEC on August 2, 2021, including exhibit 99.1 thereto; and

•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 7, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Inventiva S.A.
50 rue de Dijon
21121 Daix France
Tel: +33 3 80 44 75 00
You may also access these documents on our website, www.inventivapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$32,730
FINRA filing fee	45,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

Up to $58,000,000
American Depositary Shares representing Ordinary Shares
PROSPECTUS SUPPLEMENT
TD Cowen
September 28, 2023